Prospectus Supplement

                             ----------------------

                           NETWORK EVENT THEATER, INC.
                                  Common Stock

                             ----------------------

    This Prospectus Supplement supplements the Prospectus, dated April 4, 1997, relating to the offer and sale from time to time of 230,000 shares of Common Stock issuable upon the exercise of certain warrants (the "Underwriter's Warrants") and 230,000 shares of Common Stock issuable upon the exercise of warrants underlying the Underwriter's Warrants (the "Underlying Warrants").

    Elliot J. Smith, a former officer of Whale Securities Co., L.P., the holder of one Underwriter's Warrant to purchase an aggregate of 14,266 shares of Common Stock and 14,266 Underlying Warrants to purchase an aggregate of 14,266 shares of Common Stock (collectively, the "Smith Warrants"), on January 27, 1999, transferred the Smith Warrants to Greenwood Partners, L.P. Greenwood Partners, L.P. is a selling securityholder with respect to the 28,532 shares of Common Stock underlying the Smith Warrants.

                             ----------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ----------------------

             The date of this Prospectus Supplement is July 28, 1999